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Exhibit 10.17

IHS SUPPLEMENTAL INCOME PLAN
(Effective November 30, 2004)

IHS SUPPLEMENTAL INCOME PLAN
(Effective November 30, 2004)

TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS
1.01	Administrator	2
1.02	Beneficiary	2
1.03	Benefit Payment Date	2
1.04	Code	2
1.05	Early Retirement Date	2
1.06	Effective Date	2
1.07	Employer	2
1.08	Excess Benefit	2
1.09	Excess Compensation Benefit	2
1.10	Normal Retirement Date	2
1.11	Participant	2
1.12	Plan Year	2
1.13	Regulations	2
1.14	Retirement Benefit	2
1.15	Retirement Income Plan	2
1.16	Separation from Service	3
1.17	Sponsor	3
1.18	Supplemental Income Benefit	3
ARTICLE 2. PARTICIPATION
2.01	Participation	4
ARTICLE 3. SUPPLEMENTAL INCOME BENEFITS
3.01	Benefit Amount	5
3.02	Excess Benefit	5
3.03	Excess Compensation Benefit	5
3.04	Early Retirement Reduction Factors	5
3.05	Special Rules	5
ARTICLE 4. VESTING AND PAYMENT OF PLAN BENEFITS
4.01	Vesting	6
4.02	Benefit Payment Date	6
4.03	Form of Payment of Plan Benefits to Participants	6
4.04	Form of Payment of Plan Benefits to Beneficiaries	7
4.05	Facility of Payment	7
4.06	Benefits May Not Be Assigned or Alienated	7
4.07	Permitted Acceleration of Payment	7
ARTICLE 5. ADMINISTRATION
5.01	Administrator	8
5.02	Allocation and Delegation of Administrator Responsibilities and Powers	8
5.03	Information to be Furnished to Administrator	8
5.04	Applying for Benefits	8

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5.05	Administrator's Decision Final	13
ARTICLE 6. AMENDMENT AND TERMINATION
6.01	Amendment and Termination	14
6.02	Merger	14
ARTICLE 7. GENERAL
7.01	Plan Not Contract of Employment	15
7.02	Unsecured General Creditor	15
7.03	Participating Employers	15
7.04	Funding	15
7.05	Tax Liability	16
7.06	Indemnification and Exculpation	16
7.07	Action by Employers	16
7.08	Notices	16
7.09	Construction	16
7.10	Severability of Plan Provisions	16
7.11	Applicable Laws	16

Appendix A

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IHS SUPPLEMENTAL INCOME PLAN
(Effective November 30, 2004)

INTRODUCTION

        IHS Sponsor Inc., a Delaware corporation, establishes the Supplemental Income Plan to the IHS Retirement Income Plan (the "Plan") to enable the eligible Employees of the Employer to receive retirement income and other benefits in addition to the retirement income and other benefits payable under the IHS Retirement Income Plan (the "Retirement Income Plan"). The Plan was designed and implemented as an "excess benefit plan" within the meaning of ERISA Section 3(36), maintained solely to provide certain participants in the Retirement Income Plan with benefits in excess of those benefits allowed under Code Section 415 in compliance with Code Section 409A.

        The Plan is not intended to qualify under Code Section 401(a), or be subject to Parts 2, 3 or 4 of Title I of ERISA. For purposes of applying Title I of ERISA, the Plan constitutes a plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of ERISA Section 301(a)(3).

ARTICLE 1. DEFINITIONS

        Capitalized terms not defined herein shall have the meaning set forth in the Retirement Income Plan.

1.01
Administrator means the individual or committee appointed to administer the Plan, having the powers and duties specified in Article 5. If the Administrator is a committee consisting of one or more members appointed by the Sponsor, the committee shall act by a majority of its then current members, by meeting or by writing filed without meeting. The Administrator will be the Administrative Committee appointed under the Retirement Income Plan unless otherwise specified by the Sponsor.

1.02
Beneficiary means a Participant's beneficiary determined under the terms of the Retirement Income Plan; provided, however, that each Participant may designate in writing any legal or natural person or persons as Beneficiary of any benefits payable under the Plan after his death. A Beneficiary designation made with respect to benefits payable under the Plan will be effective only after it is filed in writing with the Administrator or its delegate while the Participant is alive and will cancel all Beneficiary designation forms filed earlier.

1.03
Benefit Payment Date means the date determined under Section 4.02.

1.04
Code means the Internal Revenue Code of 1986, as amended.

1.05
Early Retirement Date means the first day of the month coincident with or next following a Participant's Separation from Service after the later of his attainment of age 55 and the date he is credited with a Vesting Period of Service (as that term is defined in the Retirement Income Plan) of 10 years.

1.06
Effective Date means November 30, 2004.

1.07
Employer means IHS Sponsor Inc. and any of its subsidiaries or affiliates that adopts the Plan with the consent of the Board of Directors of IHS Sponsor Inc., which are referred to collectively as the "Employers" and individually as an "Employer."

1.08
Excess Benefit means the benefit payable under the Plan to a Participant as a result of his benefits under the Retirement Income Plan being limited pursuant to Code Section 415.

1.09
Excess Compensation Benefit means the benefit payable under the Plan to a Participant as a result of his benefits under the Retirement Income Plan being limited pursuant to Code Section 401(a)(17).

1.10
Normal Retirement Date the first day of the month coincident with or next following a Participant's attainment of age 65.

1.11
Participant means each employee of an Employer eligible to participate in accordance with Section 2.01.

1.12
Plan Year means the 12-month period beginning each January 1.

1.13
Regulations means the rules, regulations, interpretations and procedures promulgated under the Code, as modified from time to time.

1.14
Retirement Benefit means all benefits payable to a Participant under the Retirement Income Plan, as amended from time to time.

1.15
Retirement Income Plan means the IHS Retirement Income Plan, as amended from time to time. Provisions under this Plan shall in no way alter provisions under the Retirement Income Plan.

1.16
Separation from Service means the termination of employment or association of the Participant as an eligible employee of the Employer, and includes termination by way of resignation, removal or death. A Participant who is on temporary leave of absence, whether with or without pay, shall be deemed not to have terminated employment or association. In the event of a conflict or an inconsistency between this definition and the definition of "separation from service" or similar term provided in Code Section 409A or related Regulations, the definition of Code Section 409A and related Regulations shall govern.

1.17
Sponsor means IHS Sponsor Inc. or its successor.

1.18
Supplemental Income Benefit means all benefits payable to a Participant under the Plan, including any Excess Benefit and Excess Compensation Benefit payable to the Participant.

* * * End of Article 1 * * *

ARTICLE 2. PARTICIPATION

2.01
PARTICIPATION. Subject to the conditions and limitations of the Plan, each employee of an Employer who is a Participant in the Plan on the Effective Date will continue to be a Participant, and each other employee of an Employer will automatically be enrolled in and become a Participant in the Plan on the first day on or after the Effective Date upon which he is—

(a)
a participant in the Retirement Income Plan and his Retirement Benefits are limited pursuant to Code Section 415; and/or

(b)
(1) for the Plan Year, a participant in the Retirement Income Plan and his Retirement Benefits are limited pursuant to Code Section 401(a)(17), and (2) a member of a select group of management or highly compensated employees within the meaning of ERISA Section 301(a)(3).

* * * End of Article 2 * * *

ARTICLE 3. SUPPLEMENTAL INCOME BENEFITS

3.01
BENEFIT AMOUNT. A Participant in the Plan shall be entitled to Supplemental Income Benefits payable from this Plan in the amounts described in Sections 3.02 and 3.03, as applicable.

3.02
EXCESS BENEFIT. A Participant described in Section 2.01(a) shall be eligible for an Excess Benefit payable under the Plan in an amount equal to—

(a)
the amount of the Retirement Benefit, expressed in the form of a single life annuity, that the Participant would have been entitled to receive under the Retirement Income Plan, if—

(1)
distribution of his Retirement Benefit had commenced on his Benefit Payment Date, and

(2)
his Retirement Benefits were determined without regard to the limitations imposed by Code Section 415,

    REDUCED BY

  (b)
  the amount of the Retirement Benefit, expressed in the form of a single life annuity, that the Participant would have been entitled to receive under the Retirement Income Plan if distribution of his Retirement Benefit had commenced on his Benefit Payment Date.

  The Excess Benefit shall be determined without consideration of ancillary benefits commencing on Normal Retirement Date.

3.03
EXCESS COMPENSATION BENEFIT. A Participant described in Section 2.01(a)(2) shall be eligible for an Excess Compensation Benefit payable under the Plan in an amount equal to:

(a)
the amount of the Retirement Benefit, expressed in the form of a single life annuity, that the Participant would have been entitled to receive under the Retirement Income Plan, if—

(1)
distribution of his Retirement Benefit had commenced on his Benefit Payment Date, and

(2)
his Retirement Benefits were determined without regard to the limitations imposed by Code Section 401(a)(17),

    REDUCED BY

  (b)
  the amount of the Retirement Benefit, expressed in the form of a single life annuity, that the Participant would have been entitled to receive under the Retirement Income Plan if distribution of his Retirement Benefit had commenced on his Benefit Payment Date, and

    FURTHER REDUCED BY

  (c)
  the amount of the Excess Benefit payable to the Participant pursuant to Section 3.02.

  The Excess Compensation Benefit shall be determined without consideration of ancillary benefits commencing on Normal Retirement Date.

3.04
EARLY RETIREMENT REDUCTION FACTORS. For purposes of Section 3.02 and 3.03, the Excess Benefit and the Excess Compensation Benefit under the Plan, and the Retirement Benefit received under the Retirement Income Plan, shall be subject to the early retirement reduction factors specified in the Retirement Income Plan.

3.05
SPECIAL RULES. Service or other assumptions used in determining Supplemental Income Benefits may be adjusted with respect to certain Participants as specified in Appendix A to the Plan.

* * * End of Article 3 * * *

ARTICLE 4. VESTING AND PAYMENT OF PLAN BENEFITS

4.01
VESTING. A Participant shall become vested and have a nonforfeitable interest in his benefits under the Plan when and to the extent that his accrued Retirement Benefits becomes vested and nonforfeitable except to the extent that vesting occurs due to a Code Section 420 transfer. Notwithstanding the foregoing provisions of this Section 4.01, a Participant or his Beneficiary shall have no right to any benefits under the Plan if the Administrator or his Employer determines that he engaged, either during or after employment, in a willful, deliberate or grossly negligent act of commission or omission which is substantially injurious to the finances or reputation of any of the Employers or engaged in the material breach of a contract between him and the Employer either during or after employment. If it is determined that there has been a willful, deliberate or grossly negligent act or a material breach of contract after employment as described in the preceding sentence, and if the Participant has already received payments under the Plan, the Participant shall be obligated to repay those amounts to the Employer.

4.02
BENEFIT PAYMENT DATE.

(a)
Separation from Service on or after the Effective Date. A Participant who has a Separation from Service on or after the Effective Date shall receive distribution of his Supplemental Income Benefits as soon as administratively practicable following the date that is 6 months after his Separation from Service.

(b)
Separation from Service prior to the Effective Date. A Participant who has a Separation from Service prior to the Effective Date shall commence distribution of his Supplemental Income Benefits at the same time as he commences distribution of his Retirement Benefits under the Retirement Income Plan.

4.03
FORM OF PAYMENT OF PLAN BENEFITS TO PARTICIPANTS.

(a)
Separation from Service on or after the Effective Date. A Participant who has a Separation from Service on or after the Effective Date shall receive the entire amount of his Supplemental Income Benefits in the form of a single lump sum payment. The determination of the lump sum payment amount shall be based on the Supplemental Income Benefits that would be payable if the benefits calculated under Sections 3.02 and 3.03 had been reduced for payment on the Benefit Payment Date under the terms of the Retirement Income Plan, regardless of whether the Participant is actually eligible to receive a Retirement Benefits on such date. For payments to be made prior to the Participant attaining age 55, the lump sum payment shall be the actuarial equivalent of the benefit that would be payable upon the Participant attaining age 55 if the Participant were eligible for payment on such date based on the reductions applicable under the Retirement Income Plan.

    For purposes of this section, actuarial equivalence shall be based on—

    (1)
    the applicable mortality table under Code Section 417(e) for the Benefit Payment Date, and

    (2)
    an interest rate equal to 80% of the average of the monthly applicable interest rates under Code Section 417(e) for the twelve-months prior to the Benefit Payment Date.

  (b)
  Separation from Service prior to the Effective Date. Notwithstanding the foregoing, Participants receiving payments as of the Effective Date, shall be entitled to receive payments as follows:

  (1)
  Retirement Income Plan Forms. A Participant's vested benefit under the Plan will be paid to him in the same form, on the same dates and for the same period during which benefits are payable to him under the Retirement Income Plan, using the same actuarial factors used by the Retirement Income Plan for the purposes of converting the Retirement Benefit into different forms of distribution.

    (2)
    De Minimis Lump Sum. A Participant will receive the entire amount of his Supplemental Income Benefits in the form of a single lump sum payment if the actuarial equivalent of that lump sum benefit is less than $100 per month in the form of a single life annuity for the life expectancy of the Participant at the date Supplemental Income Benefits are to commence.

    No benefits under the Plan shall be payable to a Participant sooner than 30 days after the Participant (and his spouse or Beneficiary, as applicable) has made all elections required to commence distributions under the terms of the Retirement Income Plan.

4.04
FORM OF PAYMENT OF PLAN BENEFITS TO BENEFICIARIES. If a Participant dies before his Benefit Payment Date, his Beneficiary shall receive a death benefit, if any, in the form of a lump sum payment, calculated based on the form of death benefits available to the Beneficiary under the Retirement Income Plan, subject to all applicable reductions and limitations, provided that the Beneficiary is eligible for death benefits or preretirement surviving spouse benefits under the Retirement Income Plan. Death benefits payable under the Plan shall be subject to the provisions of Section 4.03. If a Participant dies on or after his Benefit Payment Date, there are no death benefits payable under the Plan.

4.05
FACILITY OF PAYMENT. If, in the Administrator's opinion, a Participant or other person entitled to benefits under the Plan is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, payment will be made to the conservator or other person legally charged with the care of his person or his estate or, if no such legal conservator will have been appointed, then to any individual (for the benefit of such Participant or other person entitled to benefits under the Plan) whom the Administrator may from time to time approve.

4.06
BENEFITS MAY NOT BE ASSIGNED OR ALIENATED. No employee, retired employee, or other Beneficiary hereunder shall have any right to assign, alienate, pledge, hypothecate, anticipate, or in any way create a lien upon any part of this Plan, nor shall the interest of any Beneficiary or any distributions due or accruing to such Beneficiary be liable in any way for the debts, defaults, or obligations of such Beneficiary, whether such obligations arise out of contract or tort, or out of duty to pay alimony or to support dependents, or otherwise. Notwithstanding the foregoing, in the event of a Qualified Domestic Relations Order, the alternate payee shall take distribution as a single lump sum payment or such other form of payment as determined in the sole discretion of the Administrator no earlier than and within 180 days following the Participant's Benefit Payment Date.

4.07
PERMITTED ACCELERATION OF PAYMENT. To the extent permitted by Code Section 409A and related Regulations, the Company may, in the sole discretion of the Administrator, commence distribution to a Participant, Participant's Beneficiary or other appropriate payee the portion of Participant's Supplemental Income Benefits authorized for distribution in accordance with Code Section 409A and related Regulations, including amounts payable to an individual other than the Participant under a domestic relations order approved by the Administrator.

* * * End of Article 4 * * *

ARTICLE 5. ADMINISTRATION

5.01
ADMINISTRATOR. The Administrator shall have with respect to the Plan the discretionary authority, powers, rights and duties granted to the Administrator under the Retirement Income Plan, including, not by way of limitation, the following in addition to those vested in it elsewhere in the Plan:

(a)
to adopt and apply in a uniform and nondiscriminatory manner to all persons similarly situated, such rules of procedure and regulations as, in its opinion, may be necessary for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan;

(b)
to enforce the Plan in accordance with its terms and with such applicable rules and regulations as may be adopted by the Administrator;

(c)
to determine conclusively all questions arising under the Plan, including the power to determine the eligibility of employees and the rights of Participants and other persons entitled to benefits under the Plan and their respective benefits, to make factual findings and to remedy ambiguities, inconsistencies or omissions of whatever kind;

(d)
to maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Administrator may decide;

(e)
to direct all payments of benefits under the Plan; and

(f)
to employ agents, attorneys, accountants or other persons (who may also be employed by or represent the Employers) for such purposes as the Administrator considers necessary or desirable to discharge its duties.

  The certificate of a majority of the members of the Administrator, certifying that the Administrator has taken or authorized any action, shall be conclusive in favor of any person relying on the certificate.

5.02
ALLOCATION AND DELEGATION OF ADMINISTRATOR RESPONSIBILITIES AND POWERS. In exercising its authority to control and manage the operation and administration of the Plan, the Administrator may allocate all or any part of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked at any time.

5.03
INFORMATION TO BE FURNISHED TO ADMINISTRATOR. The Employers shall furnish the Administrator such data and information as may be required for it to discharge its duties and the records of the Employers shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish to the Administrator such evidence, data or information as the Administrator considers desirable to carry out the Plan.

5.04
APPLYING FOR BENEFITS. The following claims procedures are generally applicable to claims filed under the Plan. To the extent required by law and to the extent the Administrator is ruling on a claim for benefits on account of a disability, the Plan will follow, with respect to that claim, claims procedures required by law for plans providing disability benefits.

(a)
General Procedures. Subject to the provisions of subsection (b), the following procedures shall apply in the determination of claims under the Plan.

(1)
Filing a Claim. All applications and claims for benefits shall be filed in writing by the Participant, his beneficiary, or the authorized representative of the claimant, by completing the procedures required by the Administrator. The procedures shall be reasonable and may include the completion of forms and the submission of documents and additional information.

    (2)
    Review of Claim. The Administrator or its delegate shall review all applications and claims for benefits and shall decide whether to approve or deny the claim in whole or in part. If a claim is denied in whole or in part, the Administrator shall provide written notice of denial to the claimant within a reasonable period of time no later than 90 days after the Administrator receives the claim, unless special circumstances require an extension of time for processing the claim. If an extension is required, the Administrator shall notify the claimant in writing (including by electronic media) by the end of the initial 90-day period and indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render a decision on the claim. The extension shall not exceed an additional 90 days. The notice of denial shall be written (including in electronic media) in a manner calculated to be understood by the claimant and shall include the following:

    (A)
    specific reasons for the denial;

    (B)
    specific references to pertinent Plan provisions;

    (C)
    description of any additional material or information necessary for the claimant to perfect his claim and an explanation of why such material or information is necessary; and

    (D)
    appropriate information as to the steps the claimant should take if he wishes to submit the denied claim for review, including any applicable time limits and including a statement of the claimant's right to bring a civil action under ERISA § 502(a) following a denied claim on review.

    (3)
    Appealing a Claims Denial. If the claimant wishes a review of the denied claim, he shall notify the Administrator in writing within 60 days of the claimant's receipt of notification of the denied claim. The claimant or the claimant's representative may review pertinent Plan documents and may submit issues or comments to the Administrator in writing. The claimant or the claimant's representative may provide the Administrator with a written statement of the claimant's position and with written materials in support of his position, including documents, records and other information relating to the claim. The claimant or the claimant's representative may have, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim. A document, record or other information shall be considered relevant to the claim if such document, record or other information (A) was relied upon in making the benefit determination, (B) was submitted, considered or generated in the course of making the benefit determination, without regard to whether such document, record or other information was relied upon in making the benefit determination, or (C) demonstrates compliance with the administrative processes and safeguards designed to ensure and verify that benefit claim determinations are made in accordance with the Plan and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants.

    (4)
    Review of Appeal. The Administrator or its delegate shall forward all requests for review of a denied claim together with all associated documents to the Chairman of the Administrator promptly after receipt. The Chairman of the Administrator shall make its decision on review solely on the basis of the written record, including documents and written materials submitted by the claimant and/or the claimant's representative. The Administrator shall make a decision on review within a reasonable period of time, not later than 60 days after the Administrator receives the claimant's written request for review unless special circumstances require additional time for review of the claim. If the Administrator needs an extension of time to review the claim, it shall notify the claimant in writing before the end of the initial 60-day period, and shall indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render the determination on review. The extension shall not be longer than an additional 60 days. The decision on review will be written in a manner calculated to be understood by the claimant. If the claim is denied, the written noticed shall include specific reasons for the decision as well as specific references to pertinent Plan provisions on which the decision is based, a statement of the claimant's right to bring an action under ERISA § 502(a) and a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits, with "relevant" defined as provided in the previous subsection.

  (b)
  Determination of Disability. To the extent the Administrator is determining a claims for benefits under the Plan on account of disability, the following procedures shall apply.

  (1)
  Notice of Denial. If any person claiming benefits under the Plan on account of disability is denied such benefits by the Administrator, no later than 45 days after receipt of his claim by the Administrator (or within 75 days if special circumstances require an extension and if written (including electronic) notice of such extension and circumstances is given to such person within the initial 45-day period), he shall be furnished with written notification from the Administrator stating the following: The notice of denial shall be written (including in electronic media) in a manner calculated to be understood by the claimant and shall include the following:

  (A)
  specific reasons for the denial;

  (B)
  specific references to pertinent Plan provisions on which the adverse determination is based;

  (C)
  description of the Plan's review procedures and time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review;

  (D)
  if an internal rule, guideline, protocol or other similar criterion (a "Guideline") was relied upon in making the adverse determination, either (A) a copy of the Guideline, or (B) a statement that such Guideline was relied upon in making the adverse determination and a statement that a copy of such Guideline will be provided free of charge to the claimant upon request; and

  (E)
  if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request.

      In the case of any extension, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least 45 days within which to provide the specified information.

      In the event that a period of time is extended due to a claimant's failure to submit necessary information, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

    (2)
    Appeal Process. A claimant shall have 180 days following receipt of a notification of an adverse benefit determination within which to appeal the determination. A claimant shall be entitled to submit on appeal written comments, documents, records and other information relating to the claim. During the time the claimant has for filing an appeal, the claimant shall be provided, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim. The Administrator shall forward all requests for review of a denied claim together with all associated documents to the Chair of the Administrator promptly after receipt. The Administrator's review of the claim shall take into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The review shall not give deference to the initial adverse benefit determination. If the initial benefit determination was, in whole or in part, based on medical judgment (including determinations with regard to whether a particular treatment, drug or other item is experimental, investigational, or not medically necessary or appropriate), in deciding the appeal the Administrator shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. Such professional shall be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual. If the Plan obtained advice from any medical or vocational experts in making the initial benefit determination, the Administrator shall identify such experts to the claimant, regardless of whether the advice was relied upon in making the initial benefit determination.

      The Administrator shall notify the claimant of the benefit determination on review within a reasonable period of time, not to exceed 45 days after receipt by the Plan of the claimant's request for review, unless the Administrator determines that special circumstances (such as the need to hold a hearing, if the Plan's procedures provide for a hearing) require an extension of time for processing the claim. If the Administrator determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 45-day period. In no event shall such extension exceed a period of 45 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.

      Notwithstanding the previous paragraph, if the Administrator holds regularly scheduled meetings at least quarterly, the Administrator shall instead make a benefit determination no later than the date of such meeting that immediately follows the Plan's receipt of a request for review, unless the request for review is filed within 30 days preceding the date of such meeting. In such case, a benefit determination may be made by no later than the date of the second meeting following the Plan's receipt of the request for review. If special circumstances (such as the need to hold a hearing, if the Plan's procedures provide for a hearing) require a further extension of time for processing, a benefit determination shall be rendered not later than the third meeting of the Administrator following the Plan's receipt of the request for review. If such an extension of time for review is required because of special circumstances, the Administrator shall provide the claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension. The Administrator shall notify the claimant of the benefit determination as soon as possible, but not later than 5 days after the benefit determination is made.

      The period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is filed in accordance with the reasonable procedures of the Plan, without regard to whether all the information necessary to make a benefit determination on review accompanies the filing. In the event that a period of time is extended due to a claimant's failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

    (3)
    Notification of Benefit Determination on Review. The Administrator shall provide the claimant with written notification of the Plan's benefit determination on review. If on review the initial denial of benefits is affirmed, the notification shall set forth, in a manner calculated to be understood by the claimant, the following:

    (A)
    specific reason for the adverse determination;

    (B)
    specific references to pertinent Plan provisions on which the adverse determination is based;

    (C)
    statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits;

    (D)
    statement describing the Plan's voluntary appeal procedures, if any, and describing the claimant's right to obtain the information about such procedures, and a statement of the claimant's right to bring an action under ERISA Section 502(a);

    (E)
    if a Guideline was relied upon in making the adverse determination, either (A) a copy of the Guideline, or (B) a statement that such Guideline was relied upon in making the adverse determination and a statement that a copy of such Guideline will be provided free of charge to the claimant upon request;

    (F)
    if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

    (G)
    the following statement: "You and your Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency."

  (c)
  The Administrator shall have full discretionary authority to consider claims filed under the Plan and to determine eligibility, status and rights of all individuals under the Plan and to construe any and all terms of the Plan.

  (d)
  Following the approval of a claim for benefits under this Plan, pursuant to the claims procedure set forth in this section, the Administrator shall have the authority to construe and administer the Plan in a manner that is consistent with the payment of benefits in accordance with the approved claim.

5.05
ADMINISTRATOR'S DECISION FINAL. Any interpretation of the Plan and any decision on any matter within the discretion of the Administrator made by the Administrator shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Administrator shall make such adjustment on account thereof as it considers equitable and practicable.

* * * End of Article 5 * * *

ARTICLE 6. AMENDMENT AND TERMINATION

6.01
AMENDMENT AND TERMINATION. The Sponsor and the Administrator have the right to amend the Plan from time to time, and the right to terminate it; provided, however, that no such amendment or termination of the Plan will:

(a)
reduce or impair the interests of Participants in benefits being paid under the Plan as of the date of amendment or termination, as the case may be; or

(b)
reduce the aggregate amount of benefits payable from the Plan and from any other plan, program or arrangement established to supplement or replace the Plan to or on account of any employee of an Employer to an amount which is less than the amount to which he would be entitled in accordance with the provisions of the Plan if the employee terminated employment immediately prior to the date of the amendment or termination, as the case may be.

  Notwithstanding the foregoing, if the Plan is not terminated earlier, the Plan shall terminate automatically as of the effective date of the termination of the Retirement Income Plan.

6.02
MERGER. No Employer will merge or consolidate with any other corporation, or liquidate or dissolve, without making suitable arrangements, satisfactory to the Administrator, for the payment of any benefits payable under the Plan.

* * * End of Article 6 * * *

ARTICLE 7. GENERAL

7.01
PLAN NOT CONTRACT OF EMPLOYMENT. The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee the right to be retained in the employ of any Employer nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

7.02
UNSECURED GENERAL CREDITOR. Neither the Participant nor the Beneficiary shall have any interest whatsoever in any specific asset of the Employer on account of any benefits provided under this Plan. The Participant's (or Beneficiary's) right to receive benefit payments under this Plan shall be no greater than the right of any unsecured general creditor of the Employer.

7.03
PARTICIPATING EMPLOYERS. Any subsidiary or affiliate of the Sponsor may adopt the Plan with the consent of the Board of Directors of the Sponsor, effective as of the date of such adoption, as a "participating Employer," with such participation conditioned on the timely payment by the participating Employer of benefits payable to eligible employees or former employees as such benefits become payable, and on the timely payment by the participating Employer of its proportional share of expenses resulting from administration of the Plan.

(a)
Sponsor as Agent. Subject to a participating Employer's right to withdraw from the Plan, the participating Employer has no power or obligation to amend or consent to any amendment made by the Sponsor, and agrees to be bound by all the provisions, conditions, and limitations of the Plan, as amended from time to time, as fully as if the participating Employer was an original party to the Plan. For the purpose of this Plan, each participating Employer, by adopting the Plan, irrevocably designates the Sponsor as its agent.

(b)
Employer's Contribution. A participating Employer shall be responsible for paying benefits accrued under the Plan by a Participant who is an employee of a participating Employer for all service performed for the participating Employer and credited for benefit accrual purposes under the Plan. The Administrator shall keep separate books and records concerning the affairs of each participating Employer hereunder and as to the benefits of the employees of each participating Employer.

(c)
Withdrawal and Removal. A participating Employer, by action of its board of directors or other governing body, may withdraw from the Plan at any time upon prior notice in writing to the Administrator (the effective date of such withdrawal being the "withdrawal date"), and shall thereupon cease to be an Employer for all purposes of the Plan. The Administrator may remove a participating Employer from the Plan at any time upon prior notice in writing to the participating Employer (the effective date of such withdrawal being the "removal date"), and shall thereupon cease to be an Employer for all purposes of the Plan. Notwithstanding any provision to the contrary, a withdrawing or removed Employer shall remain solely responsible for paying benefits for its eligible employees who, as Participants, accrued such benefits under the Plan prior to the withdrawal date or removal date.

7.04
FUNDING. All amounts paid under this Plan shall be paid in cash from the general assets of the Employers or from one or more trusts, the assets of which are subject to the claims of the Employer's general creditors. Such amounts shall be reflected on the accounting records of the Employer, but shall not be construed to create, or require the creation of, a trust, custodial or escrow account. No Participant shall have any right, title or interest whatever in or to any investment reserves, accounts or funds that the Employer may purchase, establish or accumulate to aid in providing the benefits under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between the Employer and a Participant or any other person. Neither shall an employee acquire any interest greater than that of an unsecured creditor.

7.05
TAX LIABILITY. The Employers shall withhold from any payment of benefits hereunder any taxes required to be withheld and such sum as the Employers may reasonably estimate to be necessary to cover any taxes for which the Employers may be liable and which may be assessed with regard to such payment. Deferred compensation such as the Supplemental Income Benefit are "wages" as defined in Code Section 3121(v) subject to Social Security tax withholding under Code Section 3101(a) and (b) as provided for in Code Section 3102, and to federal income tax withholding as provided for in Code Sections 3401(a), 3402 and 3405(a). In addition, various state income tax withholding requirements will result in a further reduction of the actual amount distributed.

7.06
INDEMNIFICATION AND EXCULPATION. The members of the Administrator, and its agents, and the officers, directors, and employees of any Employer and its affiliates shall be indemnified and held harmless by the Employer against and from any and all loss, costs, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by them in settlement (with the Employer's written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provisions shall not be applicable to any person if the loss, costs, liability, or expense is due to such person's gross negligence or willful misconduct.

7.07
ACTION BY EMPLOYERS. Any action required of or permitted by the Sponsor or the Employers under the Plan shall be by approval of the Administrator or any person or persons authorized by the Administrator.

7.08
NOTICES. Any notice or document required to be filed with the Administrator under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Administrator (or its delegate), in care of the Sponsor, at its principal executive offices. The person entitled to notice may waive any notice required under the Plan.

7.09
CONSTRUCTION. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular. Terms used frequently with the same meaning are indicated by initial capital letters, and are defined throughout the Plan.

7.10
SEVERABILITY OF PLAN PROVISIONS. In the event any provision of the Plan shall be held invalid or illegal for any reason, any invalidity or illegality shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the invalid or illegal provision had never been inserted, and the Sponsor shall have the right to correct and remedy such questions of invalidity or illegality by amendment as provided in the Plan.

7.11
APPLICABLE LAWS. The Plan shall be construed and administered in accordance with the internal laws of the State of Delaware to the extent that the laws of the United States of America do not preempt such laws.

* * * End of Article 7 * * *

        The Sponsor has caused the IHS Supplemental Income Plan to be executed in the name of and on behalf of the Employers on this      day of December, 2004, amended and restated effective as of November 30, 2004.

IHS SPONSOR INC. SPONSOR
By:
Title:

APPENDIX A
SPECIAL RULES

With respect to the Participants indicated in this Appendix A, the specified adjustments to Excess Benefits and/or Excess Compensation Benefits shall be made under the Plan.

A.01
CHARLES PICASSO: Under the following circumstances, for purposes of calculating the Supplemental Income Benefits payable under the Plan to Charles Picasso, the specified adjustments shall be made in accordance with the employment agreement dated October 15, 2004, by and between Charles Picasso and IHS Group Inc. ("IHS"), as amended from time to time (the "Employment Agreement"). Capitalized terms not defined in this Plan or the Retirement Income Plan shall have the meaning given them in the Employment Agreement.

(a)
In the event (i) he continues to be employed by IHS until the date he attains age 65, or (ii) his employment is terminated by IHS prior to such date other than for Cause, (iii) he terminates employment prior to such date for Good Reason, (iv) his employment terminates prior to such date by reason of death or disability, or (v) he terminates employment prior to such date following a Change in Control, for purposes of calculating the Supplemental Income Benefits payable under the Plan—

(1)
in Section 3.02(a) and 3.03(a), the Benefit Accrual Periods of Service credited to Charles Picasso shall include 10 years in addition to his performed Benefit Accrual Periods of Service, as determined under the Retirement Income Plan before taking into account any enhanced Retirement Benefit or qualified supplemental executive retirement plan benefit; and

(2)
in Section 3.02(b) and 3.03(b), the offset of Supplemental Income Benefits by Retirement Benefits shall take into account any enhanced Retirement Benefit or qualified supplemental executive retirement plan benefit payable to Charles Picasso.

(b)
In the event, at any time during the Term and in the absence of a Change in Control, (i) his employment is terminated by IHS other than for Cause, or (ii) he terminates employment for Good Reason, for purposes of calculating the Supplemental Income Benefits payable under the Plan—

(1)
in Section 3.02(a) and 3.03(a), the Benefit Accrual Periods of Service credited to Charles Picasso shall include 2 years in addition to his performed Benefit Accrual Periods of Service, as determined under the Retirement Income Plan before taking into account any enhanced Retirement Benefit or qualified supplemental executive retirement plan benefit; and

(2)
in Section 3.02(b) and 3.03(b), the offset of Supplemental Income Benefits by Retirement Benefits shall take into account any enhanced Retirement Benefit or qualified supplemental executive retirement plan benefit payable to Charles Picasso.

(c)
In the event there is a Change in Control and, within 1 year of the Change in Control, (i) his employment is terminated by IHS other than for Cause, or (ii) he terminates employment for CIC Good Reason, for purposes of calculating the Supplemental Income Benefits payable under the Plan—

(1)
in Section 3.02(a) and 3.03(a), the Benefit Accrual Periods of Service credited to Charles Picasso shall include 2 years in addition to his performed Benefit Accrual Periods of Service, as determined under the Retirement Income Plan before taking into account any enhanced Retirement Benefit or qualified supplemental executive retirement plan benefit; and

A1

    (2)
    in Section 3.02(b) and 3.03(b), the offset of Supplemental Income Benefits by Retirement Benefits shall take into account any enhanced Retirement Benefit or qualified supplemental executive retirement plan benefit payable to Charles Picasso.

A.02
JERRE STEAD: For purposes of calculating the Supplemental Income Benefits payable under the Plan—

(a)
in Section 3.02(a) and 3.03(a), the Benefit Accrual Periods of Service credited to Jerre Stead shall include 25 years in addition to his performed Benefit Accrual Periods of Service, as determined under the Retirement Income Plan before taking into account any enhanced Retirement Benefit or qualified supplemental executive retirement plan benefit; and

(b)
in Section 3.02(b) and 3.03(b), the offset of Supplemental Income Benefits by Retirement Benefits shall take into account any enhanced Retirement Benefit or qualified supplemental executive retirement plan benefit payable to Jerre Stead.

A2

QuickLinks

  Exhibit 10.17
IHS SUPPLEMENTAL INCOME PLAN (Effective November 30, 2004)
TABLE OF CONTENTS
INTRODUCTION
ARTICLE 1. DEFINITIONS
ARTICLE 2. PARTICIPATION
ARTICLE 3. SUPPLEMENTAL INCOME BENEFITS
ARTICLE 4. VESTING AND PAYMENT OF PLAN BENEFITS
ARTICLE 5. ADMINISTRATION
ARTICLE 6. AMENDMENT AND TERMINATION
ARTICLE 7. GENERAL
APPENDIX A SPECIAL RULES